UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2022
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway		(925) 960-4800
Livermore, California	94551	(Registrant’s telephone number,
(Address of principal executive offices)	(Zip Code)	including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PFMT	The Nasdaq Stock Market LLC

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On February 8, 2022, the Board of Directors (the “Board”) of Performant Financial Corporation (the “Company”) unanimously approved, the payment of annual management cash bonus awards for the 2021 fiscal year for the Company’s executive officers. The Company’s annual management cash bonus awards approved by the Board are based on an assessment of the performance of the Company’s executives during 2021. Identified below are the 2021 management cash bonus awards as approved by the Company’s Board for each of Lisa C. Im, Harold T. Leach, Jr., Ian Johnston, and Simeon Kohl.

Name	Title	2021 Cash Bonus Award
Lisa C. Im	Chief Executive Officer	$71,000
Harold T. Leach, Jr.	Chief Compliance Officer	$58,200
Ian Johnston	Principal Accounting Officer	$41,200
Simeon Kohl	Senior Vice President	$62,300

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 11, 2022
PERFORMANT FINANCIAL CORPORATION

By: /s/ Lisa Im
Lisa Im
Chief Executive Officer